                                                                    Exhibit 99.1


                                                                  April 23, 1998

                  AIRTOUCH POSTS BEST FIRST QUARTER GROWTH EVER

-  Net Income Jumps 139 Percent
-  Company Adds Nearly 700,000 Proportionate Customers, Increasing Base 36%
-  Proportionate Operating Cash Flow Margins Exceed 40% for the First Time


SAN FRANCISCO - AirTouch Communications (NYSE:ATI) today announced record first quarter net income and customer growth, demonstrating its ability to perform successfully despite increasing worldwide competition. Net income applicable to common stockholders rose 139 percent to $153 million ($0.30 per share) compared to $64 million ($0.13 per share) in the same period last year.

First quarter earnings per share (EPS) before acquisition amortization expense were $0.35 compared to $0.18 in 1997. This EPS measure will become increasingly important to AirTouch when it begins amortizing intangibles from its $5.9 billion April 6 acquisition of MediaOne Group's U.S. wireless interests.

During the quarter ended March 31, 1998, AirTouch added 695,000 proportionate wireless customers, for a total of 11.5 million proportionate worldwide customers. The company added 655,000 proportionate cellular and PCS subscribers -- 92 percent more than it added in the same quarter last year. Due to explosive global demand for wireless service, AirTouch's international ventures contributed 70 percent of these new customers.

"The year is off to a great start. We proved again that when it comes to profitably adding customers, AirTouch is second to none," said Sam Ginn, chairman and chief executive officer of AirTouch Communications. "Worldwide competition increased but that didn't slow us. We outperformed our competitors, proving that experience, execution, and focus make a difference.

"Knowing that our large customer base is one of our key assets, we maintained our intense focus on customer retention," Ginn continued. "In wireless, one size doesn't fit all, so we attract and retain customers through a segmented approach to meet their differing needs for competitive pricing plans and innovative services."

Driven by a growing customer base, quarterly proportionate operating revenues rose 22 percent to $1.355 billion and proportionate operating cash flow (operating income plus depreciation and amortization) grew 32 percent to $547 million. For the first time, total company proportionate operating cash flow
(OCF) margins reached 40 percent, up from 37 percent in the same period last year.

FIRST QUARTER 1998 PROPORTIONATE RESULTS BY OPERATIONS(1)

                                                                         Three Months Ended March 31, 1998
                                                           -----------------------------------------------------------
                                                              U.S.                      U.S.    CORP. HQ &      TOTAL
(Dollars in  millions except per share amounts)            CELLULAR    INTERNATIONAL  PAGING     U.S. PCS      COMPANY
----------------------------------------------------------------------------------------------------------------------
Service and other revenues(3)                                $  621       $  626      $   89      $   19       $1,355
Operating expenses before depreciation and
     amortization expenses(4)                                   324          370          59          55          808
----------------------------------------------------------------------------------------------------------------------
Operating cash flow(5)                                          297          256          30         (36)         547
Depreciation and amortization expenses                          102           81          19          14          216
----------------------------------------------------------------------------------------------------------------------
Operating income                                             $  195       $  175      $   11      $  (50)      $  331
Interest and other income (expenses)                                                                              (34)
Income tax (expense)                                                                                             (130)
Preferred dividends                                                                                               (14)
----------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                                                                   $  153
======================================================================================================================
Earnings per share applicable to common stockholders,
     basic and diluted                                                                                         $ 0.30
Acquisition amortization expense, net of applicable tax
     benefits - impact per share                                                                               $ 0.05
Earnings per share before acquisition amortization -
     basic and diluted                                                                                         $ 0.35
----------------------------------------------------------------------------------------------------------------------
See footnotes on Page 12


PROPORTIONATE U.S. CELLULAR (DOES NOT INCLUDE MEDIAONE GROUP MERGER)
Despite increased competition in all of its markets, AirTouch added 16 percent more customers in the first quarter than it added in the same period last year. By offering a high-quality digital service and a range of pricing plans and promotions, the company added 171,000 proportionate U.S. cellular customers, reaching 4,560,000 proportionate U.S. cellular customers, up 29 percent from March 31, 1997.

AirTouch's emphasis on customer retention and cost reduction continued to pay off during the quarter. In spite of its strong growth, proportionate operating cash flow margins were 48 percent -- among the best reported in the industry.

After completing the launch of CDMA service in all its major markets in 1997, AirTouch added 75,000 CDMA digital customers during the quarter, including new customers and existing customers migrating from AirTouch's analog networks. AirTouch now has 175,000 CDMA customers. On a proportionate basis, the company has about 260,000 CDMA/TDMA subscribers, approximately 6 percent of its U.S. cellular customer base.

On April 6, AirTouch announced it had completed the acquisition of MediaOne Group's U.S. cellular and PCS interests. Because the transaction closed during the second quarter, MediaOne Group numbers are not included in AirTouch's first quarter results. The deal, valued at $5.9 billion, increased AirTouch's customer base by 2.5 million. Including these subscribers, AirTouch is now the largest wireless provider in the U.S. based on the total number of U.S. cellular and PCS customers served by its ventures (9 million) and the world's largest multinational wireless company based on total global venture customers (about 29 million).

AirTouch's PCS partnership, PrimeCo, continued its solid growth during the quarter. PrimeCo added more than 120,000 subscribers, reaching a customer base of more than 508,000.

PROPORTIONATE INTERNATIONAL CELLULAR
AirTouch's international ventures produced excellent results during the quarter. Driven by continued demand for prepaid offerings and strong growth in Germany, Italy, and Portugal, AirTouch added 455,000 proportionate cellular customers, 159 percent more than it added in first quarter 1997. AirTouch serves 3,589,000 proportionate international customers, up 88 percent over the same period last year.

As of March 31, proportionate international cellular customers accounted for 43 percent of AirTouch's total cellular/PCS customer base and 46 percent of its total proportionate revenue. Due to increased scale and improved profitability at its former start-ups, international operating cash flow rose 72 percent to $256 million, while OCF margins reached 41 percent.

Two of AirTouch's European ventures have announced plans to issue their first cash dividends. Sweden's Europolitan, in which AirTouch owns 51 percent, will pay about $24 million; AirTouch will receive about $12 million. And pending shareholder approvals, Telecel, the Portuguese operator in which AirTouch holds 51 percent, plans to issue a dividend of approximately $35 million. AirTouch's share will be about $17 million.

U.S. PAGING
During the quarter, AirTouch's U.S. paging operations added 38,000 units in service, reaching a total of 3,140,000. First quarter operating cash flow increased 20 percent from the same period last year to $30 million. Demonstrating its strong focus on profitability, the company's operating income climbed 57 percent to $11 million. AirTouch Paging is the only large paging company that is profitable and free cash flow positive.

1998 OUTLOOK
On April 29 AirTouch plans to announce its revised 1998 outlook to reflect the impact of its MediaOne Group acquisition.

AirTouch Communications, based in San Francisco, is the largest multinational wireless company in the world. AirTouch owns interests in cellular, paging, and personal communications services in the United States, Belgium, Germany, India, Italy, Japan, Poland, Portugal, Romania, South Korea, Spain, and Sweden, as well as an interest in the Globalstar satellite system. Based on its ownership share of its global ventures, the company serves 14 million proportionate customers (29 million total venture customers) including those acquired through the April 6 MediaOne Group transaction.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
Except for the historical information presented, the matters discussed in this release are forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include: a change in economic conditions in the various markets served by the Company's operations which would adversely affect the level of demand for wireless services; greater-than-anticipated competitive activity requiring reduced pricing and/or new product offerings or resulting in higher acquisition costs; declining average revenue per customer due to an increasing proportion of consumer customers and declining rates; greater-than-expected growth in customers and usage driving increased investment in network capacity; the level of fraudulent activity; the impact of new business opportunities requiring significant up-front investments; the acquisition of US WEST Inc.'s cellular properties in the U.S.; the impact on capital spending from the deployment of new technologies, and the possibility that technologies will not perform according to expectations. These and other factors related to the business are described in the Company's 10-K under "Investment Considerations" and the quarterly reports on Form 10-Q.

For a fax copy of this or other recent AirTouch press releases, please call 1-800-344-7531, or visit the AirTouch web site at www.airtouch.com.

AIRTOUCH COMMUNICATIONS - FIRST QUARTER 1998 KEY SELECTED PROPORTIONATE OPERATING HIGHLIGHTS
(All changes compared to first quarter 1997)

TOTAL COMPANY
--------------------------------------------------------------------------------
-   11.5m customers, a 36% increase
-   Cellular and PCS net adds of 655,000, a 92% increase(#)
-   Service and other revenues of $1.4b, a 22% increase
-   OCF of $547m, a 32% increase
-   OCF as a % of service and other revenues of 40% compared to 37%
-   181m cellular and PCS POPs
-   Proportionate capex of $314m, a 15% increase
-   -$2.3b in total proportionate debt

U.S. CELLULAR
--------------------------------------------------------------------------------
-   4.6m customers, a 29% increase
-   Net adds of 171,000, a 16% increase(#)
-   Service and other revenues of $621m, an 11% increase
-   OCF of $297m, a 9% increase
-   OCF as a % of service and other revenues of 48%, compared to 48%
-   Monthly average revenue per unit of $46.71, a 13% decrease
-   Monthly cash cost per unit of $24.37, a 13% decrease
-   44m POPS

U.S. PAGING
--------------------------------------------------------------------------------
-   3.1m customers, a 7% increase
-   Net adds of 38,000, a 48% decrease(#)
-   Net operating revenues of $89m, a 13% increase
-   OCF of $30m, a 20% increase
-   OCF as a % of net operating revenues of 34% compared to 32%

U.S. PCS
--------------------------------------------------------------------------------
-   121,000 customers
-   Net adds of 29,000, a 61% increase
-   Service and other revenues of $19m
-   Monthly average revenue per unit of $59.86, a 4% decrease
-   Monthly cash cost per unit of $119.72, a 77% decrease
-   14m POPs

INTERNATIONAL CELLULAR
--------------------------------------------------------------------------------
-   3.6m customers, an 88% increase
-   Net adds of 455,000, a 159% increase(#)
-   Service and other revenues of $626m, a 33% increase
-   OCF of $256m, a 72% increase
-   OCF as a % of service and other revenues of 41%, compared to 32%
-   Monthly average revenue per unit of $62.06, a 28% decrease
-   Monthly cash cost per unit of $36.88, a 38% decrease
-   122m POPs

TOTAL ENTERPRISE DATA (000)
--------------------------------------------------------------------------------

                              Total System
                          Customers      Net Adds
                          ---------      --------
U.S. Cellular/PCS             6,484         318
Germany                      >4,000        >458
Portugal                        843          98
Sweden                          474          50
Belgium                         797         107
Italy                         3,100         640
Spain                         1,314         164
Poland                         ~350         ~50
Romania                        ~150         ~40
Japan
 Digital Phone Group          2,373         108
 Digital TU-KA                1,750         154
South Korea                   1,178          54
India                            26           2
Paging                        3,349          40
                             ------       -----
TOTAL                        26,188       2,283

TELECEL (PORTUGAL)
[US$ = 185.21 Escudo]
--------------------------------------------------------------------------------
-   Stock price at 4/21/98 of 36,351 Escudo
-   YTD return of 85%
-   Per POP value of ~$400

EUROPOLITAN (SWEDEN)
[US$ = 7.77 Krona]
--------------------------------------------------------------------------------
-   Stock price at 4/21/98 of 508 Krona
-   YTD return of 68%
-   Per POP value of ~$300

COMBINED GAAP RESULTS
--------------------------------------------------------------------------------
-   Net Income Applicable to Common Stockholders of $153m, a 139% increase
-   Earnings Per Share of $0.30, a 131% increase
-   Weighted Shares Outstanding of 509,268,000, a 1% increase
-   Total debt of $1.5b, an 8.1% increase from year-end 1997
-   Capital expenditures and capital calls of $265m(#), a 62% increase


# Excluding Acquisitions

CONSOLIDATED STATEMENTS OF INCOME  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

====================================================================================================================
                                                                         1st QTR           1st QTR
(Dollars in millions, except per share information)                         1998              1997            CHANGE
--------------------------------------------------------------------------------------------------------------------
Operating revenues:
Wireless services and other revenues                                   $     903         $     787            14.7 %
Cellular and paging equipment sales                                           55                49            12.2 %
--------------------------------------------------------------------------------------------------------------------
Total operating revenues                                                     958               836            14.6 %
--------------------------------------------------------------------------------------------------------------------

Operating expenses:
Cost of revenues                                                             119               104            14.4 %
Cost of cellular and paging equipment sales                                   82                73            12.3 %
Selling and customer operations expenses                                     261               208            25.5 %
General, administrative, and other expenses                                  118               107            10.3 %
Depreciation and amortization expense                                        144               136             5.9 %
--------------------------------------------------------------------------------------------------------------------
Total operating expenses                                                     724               628            15.3 %
--------------------------------------------------------------------------------------------------------------------
Operating income                                                             234               208            12.5 %
Equity in net income (loss) of unconsolidated wireless systems:
   U. S.                                                                      (4)               (2)         (100.0)%
   International                                                              81                10           710.0 %
Minority interests in net (income) loss of consolidated
   wireless systems                                                          (42)              (39)           (7.7)%
Interest:
   Expense                                                                   (19)              (26)           26.9 %
   Income                                                                      6                 5            20.0 %
Miscellaneous income (expense)                                               (10)                3          (433.3)%
--------------------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                           246               159            54.7 %
Income taxes                                                                  79                82            (3.7)%
--------------------------------------------------------------------------------------------------------------------
Income before preferred dividends                                            167                77           116.9 %
Preferred dividends                                                           14                13             7.7 %
--------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                           $     153         $      64           139.1 %
====================================================================================================================

Net income applicable to common stockholders - per share:
   Basic and Diluted                                                   $    0.30         $    0.13           130.8 %
====================================================================================================================
Weighted average shares outstanding (in thousands)                       509,268           502,811             1.3 %
====================================================================================================================

CONSOLIDATED BALANCE SHEETS  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

===================================================================================================================

(Dollars in millions)                                                       3/31/98        12/31/97          CHANGE
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                                  $     35        $      1
Accounts receivable, net                                                        445             472          (5.7)%
Inventories                                                                      84             106         (20.8)%
Other receivables                                                               139              44         215.9 %
Due from related parties                                                         52              48           8.3 %
Other current assets                                                            113              51         121.6 %
-------------------------------------------------------------------------------------------------------------------
Total current assets                                                            868             722          20.2 %

Property, plant, and equipment, net                                           2,597           2,539           2.3 %
Investments in unconsolidated wireless systems                                2,382           2,068          15.2 %
Intangible assets, net                                                        3,279           3,297          (0.5)%
Deferred charges and other noncurrent assets                                    275             344         (20.1)%
-------------------------------------------------------------------------------------------------------------------
Total assets                                                               $  9,401        $  8,970           4.8 %
===================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable - trade                                                   $    208        $    244         (14.8)%
Current portion of long-term debt                                                46              57         (19.3)%
Other current liabilities                                                       584             675         (13.5)%
-------------------------------------------------------------------------------------------------------------------
Total current liabilities                                                       838             976         (14.1)%

Long-term debt                                                                1,488           1,362           9.3 %
Deferred income taxes                                                           731             711           2.8 %
Deferred credits                                                                 89              86           3.5 %
-------------------------------------------------------------------------------------------------------------------
Total liabilities                                                             3,146           3,135           0.4 %
-------------------------------------------------------------------------------------------------------------------

Commitments and contingencies
Minority interests in consolidated wireless systems                             337             306          10.1 %
-------------------------------------------------------------------------------------------------------------------

Preferred stock and additional paid-in capital                                1,041           1,041           0.0 %
Common stock and additional paid-in capital, net of treasury shares           4,343           4,079           6.5 %
Retained earnings                                                               568             415          36.9 %
Other comprehensive income                                                       (6)              1        (700.0)%
Deferred compensation                                                           (28)             (7)       (300.0)%
-------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                    5,918           5,529           7.0 %
-------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                                 $  9,401        $  8,970           4.8 %
===================================================================================================================

PROPORTIONATE OPERATING DATA   (Unaudited) (1)(2)
AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

===================================================================================================================================
TOTAL COMPANY
FINANCIAL DATA                                                                       1st QTR            1st QTR
(Dollars in millions & operating data in thousands)                                     1998               1997             CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
Service and other revenues (3)                                                     $   1,355          $   1,113             21.7 %
Operating expenses before depreciation and amortization expenses (4)                     808                700             15.4 %
Depreciation and amortization expenses                                                   216                188             14.9 %
-----------------------------------------------------------------------------------------------------------------------------------
Operating income                                                                         331                225             47.1 %
Interest and other income (expenses)                                                     (34)               (24)           (41.7)%
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and preferred dividends                                       297                201             47.8 %
Income taxes                                                                             130                124              4.8 %
-----------------------------------------------------------------------------------------------------------------------------------
Income before preferred dividends                                                        167                 77            116.9 %
Preferred dividends                                                                       14                 13              7.7 %
-----------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common stockholders                                       $     153          $      64            139.1 %
===================================================================================================================================
Earnings per share applicable to common stockholders - basic & diluted             $    0.30          $    0.13            130.8 %
Operating cash flow (5)                                                            $     547          $     413             32.4 %
Operating cash flow  margin (6)                                                        40.4%              37.1%              8.8 %
Acquisition amortization expense, net of applicable tax benefits (7)               $      25          $      27             (7.4)%
Earnings per share before acquisition amortization - basic & diluted (7)           $    0.35          $    0.18             94.4 %
===================================================================================================================================
Capital expenditures and capital calls, excluding acquisitions (GAAP Basis)        $     265          $     164             61.6 %
Proportionate capital expenditures                                                 $     314          $     273             15.0 %
Cellular and PCS subscriber net adds in period, excluding acquisitions (8)               655                341             92.1 %
===================================================================================================================================


OPERATING DATA  (In thousands)                                                       3/31/98            3/31/97             CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
Cellular and PCS POPs (8)(9)                                                         180,759            178,367              1.3 %
Cellular and PCS subscribers (8)                                                       8,270              5,487             50.7 %
Paging units in service (10)                                                           3,228              2,960              9.1 %
Total proportionate customers                                                         11,498              8,447             36.1 %
===================================================================================================================================

See footnotes.

PROPORTIONATE OPERATING DATA (CONTINUED) (Unaudited) (1)(2)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

=========================================================================================================================
U.S. CELLULAR OPERATIONS
FINANCIAL DATA                                                                    1st QTR         1st QTR
(Dollars in millions & operating data in thousands, except per unit data)            1998            1997          CHANGE
-------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                      $     621       $     562          10.5 %
-------------------------------------------------------------------------------------------------------------------------
Cost of revenues                                                                       63              57          10.5 %
Selling and customer operations expenses (4)                                          225             197          14.2 %
General, administrative, and other expenses                                            36              36           0.0 %
Depreciation and amortization expenses                                                102              95           7.4 %
-------------------------------------------------------------------------------------------------------------------------
Operating income                                                                $     195       $     177          10.2 %
-------------------------------------------------------------------------------------------------------------------------
Operating cash flow (5)                                                         $     297       $     272           9.2 %
Operating cash flow margin (6)                                                      47.8%           48.4%          (1.2)%
-------------------------------------------------------------------------------------------------------------------------
Proportionate capital expenditures                                              $     120       $      66          81.8 %
Cellular subscriber net adds in period, excluding acquisitions                        171             147          16.3 %
Monthly average revenue per unit                                                $   46.71       $   53.95         (13.4)%
Monthly cash cost per unit                                                      $   24.37       $   27.84         (12.5)%
=========================================================================================================================


OPERATING DATA  (In thousands)                                                    3/31/98         3/31/97          CHANGE
-------------------------------------------------------------------------------------------------------------------------
Cellular  POPs (9)                                                                 44,092          43,364           1.7 %
Cellular subscribers                                                                4,560           3,550          28.5 %
=========================================================================================================================

See footnotes.

PROPORTIONATE OPERATING DATA (CONTINUED) (Unaudited) (1)(2)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

===================================================================================================================================
U.S. PCS OPERATIONS (8)
FINANCIAL DATA                                                                         1st QTR           1st QTR
(Dollars in millions & operating data in thousands, except per unit data)                 1998              1997             CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                           $      19         $       3             533.3 %
Operating expenses before depreciation and amortization expenses (4)                        38                25              52.0 %
Depreciation and amortization expenses                                                      11                 8              37.5 %
------------------------------------------------------------------------------------------------------------------------------------
Operating income (loss)                                                              $     (30)        $     (30)              0.0 %
------------------------------------------------------------------------------------------------------------------------------------
Operating cash flow (5)                                                              $     (19)        $     (22)             13.6 %
Operating cash flow margin (6)                                                         -100.0%           -733.3%              86.4 %
====================================================================================================================================
PCS subscriber net adds in period, excluding acquisitions                                   29                18              61.1 %
Monthly average revenue per unit                                                     $   59.86         $   62.43              (4.1)%
Monthly cash cost per unit                                                           $  119.72         $  520.25             (77.0)%
====================================================================================================================================


OPERATING DATA  (In thousands)                                                         3/31/98           3/31/97             CHANGE
------------------------------------------------------------------------------------------------------------------------------------
PCS POPs (8) (9)                                                                        14,229            14,229               0.0 %
PCS subscribers (8)                                                                        121                27             348.1 %
------------------------------------------------------------------------------------------------------------------------------------


U.S. PAGING OPERATIONS (11)
FINANCIAL DATA                                                                          1st QTR          1st QTR
(Dollars in millions & operating data in thousands)                                       1998              1997            CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                           $      88         $      79              11.4 %
Equipment sales                                                                             10                 9              11.1 %
Cost of equipment sales                                                                     (9)               (9)              0.0 %
------------------------------------------------------------------------------------------------------------------------------------
Net operating revenues (3)                                                                  89                79              12.7 %
------------------------------------------------------------------------------------------------------------------------------------
Operating expenses before depreciation and amortization expenses                            59                54               9.3 %
Depreciation and amortization expenses                                                      19                18               5.6 %
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                                                     $      11         $       7              57.1 %
------------------------------------------------------------------------------------------------------------------------------------
Operating cash flow (5)                                                              $      30         $      25              20.0 %
Operating cash flow margin (6)                                                           33.7%             31.6%               6.6 %
====================================================================================================================================
Capital expenditures                                                                 $      18         $      18               0.0 %
Units in service net adds in period, excluding acquisitions                                 38                73             (47.9)%
====================================================================================================================================


                                                                                  Three Months      Three Months
(Dollars in millions & operating data in thousands)                                       1998              1997            CHANGE
-----------------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                           $      88         $      79              11.4 %
Equipment sales                                                                             10                 9              11.1 %
Cost of equipment sales                                                                     (9)               (9)              0.0 %
------------------------------------------------------------------------------------------------------------------------------------
Net operating revenues (3)                                                                  89                79              12.7 %
------------------------------------------------------------------------------------------------------------------------------------
Operating expenses before depreciation and amortization expenses                            59                54               9.3 %
Depreciation and amortization expenses                                                      19                18               5.6 %
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                                                     $      11         $       7              57.1 %
------------------------------------------------------------------------------------------------------------------------------------
Operating cash flow (6)                                                              $      30         $      25              20.0 %
Operating cash flow margin (7)                                                           33.7%             31.6%               6.6 %
====================================================================================================================================
Capital expenditures                                                                 $      18         $      18               0.0 %
Units in service net adds in period, excluding acquisitions                                 38                73             (47.9)%
====================================================================================================================================

OPERATING DATA  (In thousands)                                                         3/31/98           3/31/97            CHANGE
------------------------------------------------------------------------------------------------------------------------------------
Units in service                                                                         3,140             2,923               7.4 %
====================================================================================================================================

See footnotes.

PROPORTIONATE OPERATING DATA (CONTINUED) (Unaudited) (1)(2)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES

============================================================================================================================
INTERNATIONAL OPERATIONS
FINANCIAL DATA                                                                      1st QTR         1st QTR
(Dollars in millions & operating data in thousands, except per unit data)             1998             1997           CHANGE
----------------------------------------------------------------------------------------------------------------------------
Service and other revenues                                                       $     626        $     470           33.2 %
Operating expenses before depreciation and amortization expenses (4)                   370              321           15.3 %
Depreciation and amortization expenses                                                  81               64           26.6 %
----------------------------------------------------------------------------------------------------------------------------
Operating income                                                                 $     175        $      85          105.9 %
----------------------------------------------------------------------------------------------------------------------------
Operating cash flow (5)                                                          $     256        $     149           71.8 %
Operating cash flow margin (6)                                                       40.9%            31.7%           29.0 %
----------------------------------------------------------------------------------------------------------------------------
Proportionate capital expenditures                                               $     155        $     158           (1.9)%
Cellular subscriber net adds in period, excluding acquisitions                         455              176          158.5 %
Monthly average revenue per unit                                                 $   62.06        $   85.96          (27.8)%
Monthly cash cost per unit                                                       $   36.68        $   58.71          (37.5)%
============================================================================================================================


OPERATING DATA  (In thousands)                                                     3/31/98          3/31/97           CHANGE
----------------------------------------------------------------------------------------------------------------------------
Cellular POPs (9)                                                                  122,438          120,774            1.4 %
Cellular subscribers                                                                 3,589            1,910           87.9 %
============================================================================================================================

See footnotes.

OPERATING DATA  (Unaudited)

AIRTOUCH COMMUNICATIONS, INC. AND SUBSIDIARIES
--------------------------------------------------------------------------------
TOTAL ENTERPRISE DATA

                                                         3/31/98
                                               ---------------------------           1Q98
                                               Total System   Total System   Total System
(In thousands)                                         POPs      Customers       Net Adds
-----------------------------------------------------------------------------------------
U.S. CELLULAR                                        65,016          5,976            198

INTERNATIONAL CELLULAR
European Operations
  Germany - 34.8%                                    81,870         >4,000           >458
  Portugal - 50.9%                                    9,920            843             98
  Sweden - 51.1%                                      8,830            474             50
  Belgium - 25.0%                                    10,130            797            107
  Italy - 15.5%                                      57,330          3,100            640
  Spain - 21.7%                                      39,210          1,314            164
  Poland - 19.3%                                     38,500           ~350            ~50
  Romania - 10.0%                                    23,200           ~150            ~40
Asian Operations
  Japan
     Digital Phone Group - 13.0 % - 15.0%            77,215          2,373            108
     Digital TU-KA Companies * - 4.5%                46,252          1,750            154
  South Korea - 10.7%                                45,600          1,178             54
  India - 20.0% & 49.0%                              79,357             26              2
                                                  ---------------------------------------
TOTAL INTERNATIONAL                                 517,414         16,355          1,925
                                                  ---------------------------------------

PRIMECO - 25.0% (9)                                  60,983            508            120
                                                  ---------------------------------------
TOTAL CELLULAR AND PCS                              643,413         22,839          2,243
                                                  =======================================

PAGING (10)                                             N/A          3,349             40
                                                  ---------------------------------------
                 TOTAL ENTERPRISE                   643,413         26,188          2,283
                                                  =======================================

* Cost based investments which are not included in proportionate results.

See footnotes.

FOOTNOTES:

(1) Because significant assets of the Company are not consolidated, the Company believes that proportionate financial and operating data facilitate the understanding and assessment of its results. Unlike consolidation accounting, proportionate accounting is not in accordance with generally accepted accounting principles ("GAAP"). Proportionate accounting reflects the relative weight of the Company's ownership interests in its domestic and international systems, total subscribers of all cellular systems, and total units in service of all paging systems, exclusive of cost-based investments and certain equity-based investments that are not material to the Consolidated Financial Statements taken as a whole.

(2) Proportionate debt on a Total Company basis, which includes both consolidated and unconsolidated entities, was approximately $2.3 billion for each of the quarters ended March 31, 1998 and 1997.

(3) Total Company "Service and other revenues" include "Net operating revenues" of U.S. Paging Operations.

(4)   Includes net losses on equipment sold to acquire and retain customers.

(5) "Operating cash flow" is defined as "Operating income" plus "Depreciation and amortization expenses" and is not the same as cash flow from operating activities in the Company's Consolidated Statements of Cash Flows. Proportionate operating cash flow represents the Company's ownership interest in the respective entities' operating cash flows. As such, proportionate operating cash flow does not represent cash available to the Company.

(6) "Operating cash flow margin" is calculated by dividing "Operating cash flow" by "Service and other revenues" or in the case of U.S. Paging Operations, dividing "Operating cash flow" by "Net operating revenues."

(7) "Acquisition amortization expense, net of applicable tax benefit" is defined as amortization expense of intangibles related to the acquisition of interest in wireless systems net of related tax benefits. "Earnings per share before acquisition amortization " is calculated by adding back "Acquisition amortization expense, net of applicable tax benefits", to "Net income applicable to common stockholders" and dividing the results by the "Weighted average shares outstanding". Such calculation is not in accordance with GAAP and is shown here only to provide supplemental financial information.

(8) PCS data relates to PrimeCo Personal Communications, L.P. ("PrimeCo"), a U.S. personal communications service ("PCS") business in which the Company has a 25% interest. Because PrimeCo does not own 100% of all its markets, the Company's current effective ownership is 23.4% based on POPs (9).

(9) POPs are the estimated market population multiplied by the Company's ownership interest in a licensee operating in that market and includes markets in which the networks are under construction and the markets of certain cost-basis investments not included in proportionate operating results.

(10) Total Company "Paging units in service" include units in service in the U.S. and Internationally.

(11) U.S. Paging Operations, which are wholly owned by the Company, include operations in Canada.


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